HF Financial Corp. Reports Fiscal Second Quarter Core Earnings of $0.27 Per Diluted Share, Up From $0.24 Per Diluted Share One Year Earlier
GAAP Earnings were $1.5 million, or $0.21 Per Diluted Share
Declares Regular Quarterly Dividend of $0.1125 per Share
Definitive Merger Agreement with Great Western Bancorp, Inc.

SIOUX FALLS, SD, January 25, 2016 -- HF Financial Corp. (Nasdaq: HFFC) today reported fiscal second quarter 2016 core earnings of $1.9 million, or $0.27 per diluted share compared to $0.24 per diluted share one year earlier. GAAP earnings were $1.5 million, or $0.21 per diluted share compared to a loss of $868,000, or ($0.12) per diluted share one year earlier. Professional fees were higher in the most recent period related to the pending acquisition by Great Western Bancorp, Inc. announced on November 30, 2015.

Total assets were $1.17 billion at December 31, 2015, which was the same as the previous quarter and slightly lower than the $1.26 billion one year earlier. Tangible book value per share was $14.55 per share versus $13.76 per share one year earlier. Loan balances declined slightly reflecting the seasonal repayment of agriculture related loans offset partially by an increase in commercial real estate loans. Asset quality remains strong with nonperforming assets as a percentage of total assets at 0.95% at December 31, 2015, compared to 1.04% one quarter earlier.

On November 30, 2015, HFFC announced its entry into a definitive merger agreement with Great Western Bancorp, Inc. (“Great Western”). Under the terms of the merger agreement, 75% of HFFC’s common stock will be converted into Great Western common stock and the remaining 25% will be exchanged for cash. HFFC stockholders will have the option to elect to receive either 0.6500 shares of Great Western common stock or $19.50 in cash for each HFFC common share, subject to proration to ensure that, in the aggregate, 75% of HFFC shares will be converted into stock. The merger has been unanimously approved by the Board of Directors of both Great Western and HFFC and is expected to close in the second quarter of calendar 2016, subject to certain conditions, including the approval by HFFC’s stockholders and customary regulatory approvals.

“As we work to obtain all the necessary approvals, we will continue to focus on serving our customers with our professional team at Home Federal Bank while we also work to ensure a smooth transition into the Great Western Bank organization expected to occur during the second quarter of calendar 2016. The merger will benefit our clients through an expanded product offering, higher lending limits and a seven state branch network,” said Stephen Bianchi, President and Chief Executive Officer.
Fiscal 2016 Second Quarter Financial Highlights: (at or for the periods ended December 31, 2015, compared to September 30, 2015, and /or December 31, 2014.)

•	Core earnings were $0.27 per diluted share for the second fiscal quarter of 2016 versus $0.30 per diluted share the previous quarter and $0.24 per diluted share one year earlier.

•
Earnings were $1.5 million, or $0.21 per diluted share, for the second quarter of fiscal 2016. For the six months ended December 31, 2015, earnings were $5.3 million, or $0.75 per diluted share compared to $0.13 per diluted share for the comparable period one year earlier.

•
The net interest margin expressed on a fully taxable equivalent basis (“NIM, TE”), a non-GAAP measure, was 3.51% for the fiscal second quarter 2016 compared to 3.55% the previous quarter and 3.19% one year ago.

•
Total loans decreased slightly to $905.6 million at December 31, 2015, from $906.3 million at September 30, 2015. Despite the decrease in total loans, total commercial real estate loans expanded to $515.0 million at December 31, 2015 from $507.5 million at September 30, 2015.

•
Nonperforming assets declined to $11.1 million, or 0.95% of total assets at quarter end compared to $12.1 million or 1.04% of total assets one quarter earlier. Nonperforming assets at December 31, 2015, include $9.6 million of non-accruing troubled debt restructured loans that are compliant with their restructured terms.

•	Loan loss recoveries exceeded charge-offs by $11,000 for the fiscal second quarter.

•	Loan and lease losses allowance totaled 1.27% of total loans at December 31, 2015, compared to 1.24% one quarter earlier. The Company has no direct exposure to the oil & gas industry.

•
Bank capital ratios as of December 31, 2015, continued to remain well above the newly implemented regulatory “well-capitalized” minimum levels and include the newly implemented common equity tier 1 capital to risk- weighted assets ratio:

•	Total risk-based capital to risk-weighted assets was 13.68% versus 13.64% at September 30, 2015.

•	Tier 1 capital to risk-weighted assets was 12.52% versus 12.50% at September 30, 2015.

•	Tier 1 capital to total adjusted assets was 10.69% versus 10.62% at September 30, 2015.

•	Common equity tier 1 capital to risk-weighted assets was 12.52% versus 12.50% at September 30, 2015.

•	The most recent dividend of $0.1125 per share represents a 2.75% current yield at recent market prices.

•
Tangible book value was $14.55 per share at December 31, 2015, compared to $13.76 per share a year ago. This increase in tangible book value, combined with a total dividend of $0.45, results in an intrinsic return of 9.01% for the past twelve month period.

For a reconciliation of core earnings and core diluted earnings per share to accounting principles generally accepted in the United States ("GAAP") for net income and GAAP diluted earnings per share, please refer to the tables in the section titled "Reconciliation of GAAP Earnings and Core Earnings."
Balance Sheet and Asset Quality Review
HF Financial’s total asset base was $1.17 billion at December 31, 2015, compared to $1.17 billion at the end of the previous quarter and slightly lower than the $1.26 billion one year earlier. Assets declined slightly over the past year related to a branch sale. Total loans decreased slightly to $905.6 million at December 31, 2015 due largely to the pay-down of seasonal agricultural loans. The loan composition after the second fiscal quarter reflects less agricultural and commercial loans and a larger balance of commercial real estate loans when compared to the prior quarter end. At December 31, 2015, commercial real estate totaled 49.0%, agricultural loans totaled 20.5%, commercial and residential construction were 8.7%, commercial business loans were 7.7%, consumer and residential loans totaled 7.5% and 6.6%, respectively.

Total deposits increased to $941.7 million at December 31, 2015, from $916.3 million one quarter earlier. Non-certificate accounts represented 72.3% of total deposits, while certificates of deposit represented 27.7% of total deposits at December 31, 2015. Non-interest bearing deposits represent 15.0% of total deposits.

FHLB advances and other borrowings decreased during the second fiscal quarter of 2016 to $73.4 million compared to $92.6 million in the previous quarter, primarily consisting of shorter-term borrowing. For the quarter ended December 31, 2015, the average cost of the FHLB and other borrowings portfolio was 0.53% compared to 0.41% the previous quarter.

Nonperforming assets ("NPAs"), which included $9.6 million of nonaccruing troubled debt restructurings that are in compliance with their restructured terms, totaled $11.1 million at December 31, 2015 compared to $12.8 million one year earlier. At December 31, 2015, NPAs represented 0.95% of total assets and included only $229,000 in foreclosed assets.

The allowance for loan and lease losses at December 31, 2015, totaled $11.5 million and represented 1.27% of total loans and leases. Total allowance relative to total nonperforming loans was 105.2% at December 31, 2015, compared to 85.3% one year earlier.

Tangible common stockholders' equity was 8.80% of tangible assets at December 31, 2015 compared to 7.72% one year earlier. Tangible book value per common share was $14.55 at December 31, 2015, up from $13.76 one year earlier.

Capital ratios continued to remain well above regulatory requirements with Tier 1 capital to risk-weighted assets of 12.52% at December 31, 2015, while the ratio of Tier 1 capital to total adjusted assets was 10.69%. These regulatory ratios were higher than the required minimum levels of 6.00% and 4.00%, respectively.
Review of Operations
For the second fiscal quarter ending December 31, 2015, HF Financial's operations reflected improved core earnings relative to one year earlier. Net interest income increased 1.3% to $9.5 million for the second fiscal quarter of fiscal 2016 compared to $9.4 million one year earlier. Relative to the previous quarter, net interest income was slightly lower to the first fiscal quarter’s net interest income of $9.6 million. The NIM, TE was 3.51% for the fiscal second quarter compared to 3.55% the previous quarter and 3.19% one year earlier.

Provision for loan losses reflect reserves established for the expanding loan portfolio, economic conditions and historical charge-off activity. Provisions totaled $192,000 for the second fiscal quarter of 2016 compared to $178,000 for the first fiscal quarter of 2016. Gross charge-offs were $187,000 for the second quarter versus $193,000 in the prior quarter. Recoveries totaled $198,000 in the second fiscal quarter of 2016 versus $41,000 the prior quarter.

Noninterest income totaled $3.4 million for the fiscal second quarter of 2016 compared to $6.4 million in the previous quarter. The previous quarter was impacted by the sale of a bank branch for a pre-tax gain of $2.8 million. Mortgage activity produced $999,000 in servicing and gains on loan sales revenue in the second fiscal quarter of 2016, a level slightly lower than the $1.1 million in the prior quarter. Fees on deposits totaled $1.4 million for the second quarter of fiscal 2016 versus $1.5 million the previous quarter.

Total noninterest expense was $10.5 million compared to $9.9 million in the previous quarter. The current quarter included approximately $700,000 in merger related costs. Compensation and employee benefits remained flat at $6.1 million relative to the previous quarter.

These financial results are preliminary until the Form 10-Q is filed in February 2016.
Quarterly Dividend Declared
The board of directors declared a regular quarterly cash dividend of $0.1125 per common share for the second fiscal quarter 2016. The dividend is payable February 19, 2016 to stockholders of record February 12, 2016.
Use of Non-GAAP Financial Measures
This press release contains financial measures that are not calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). “Net Interest Margin, TE” and "Core Earnings" are non-GAAP financial measures. Information regarding the usefulness of Net Interest Margin, TE and Core Earnings appear in the notes to the attached financial statements. The Company believes that the presentation of non-GAAP financial measures will permit investors to assess the Company's core operating results on the same basis as management. Non-GAAP financial measures should be considered supplemental to, not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for these measures, these presentations may not be comparable to other similarly titled measures reported by other companies. Reconciliation of the non-GAAP measures to the most comparable GAAP measures are set forth in the notes to the attached financial statements.
About Great Western Bancorp, Inc.

Great Western Bancorp, Inc. is the holding company for Great Western Bank, a full-service regional bank focused on relationship-based business and agribusiness banking. Great Western Bank offers small and mid-sized businesses a focused suite of financial products and a range of deposit and loan products to retail customers through several channels, including the branch network, online banking system, mobile banking applications and customer care centers. The bank services its customers through 158 branches in seven states: South Dakota, Iowa, Nebraska, Colorado, Arizona, Kansas and Missouri. To learn more about Great Western Bank visit www.greatwesternbank.com.

About HF Financial Corporation

HF Financial Corp., based in Sioux Falls, SD, is the parent company for financial services companies, including Home Federal Bank, Mid America Capital Services, Inc., dba Mid America Leasing Company, Hometown Investment Services, Inc. and HF Financial Group, Inc. As a publicly traded bank holding company headquartered in South Dakota, HF Financial Corp. operates with 23 offices in 17 communities, throughout Eastern South Dakota, Minnesota, and North Dakota. The Company operates a branch in the Twin Cities market as Infinia Bank, a Division of Home Federal Bank of South Dakota. To learn more about Home Federal Bank, visit www.homefederal.com.

No Offer or Solicitation

This communication is not a solicitation of a proxy from any stockholder of HF Financial Corp. This communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, any securities in any jurisdiction pursuant to the proposed transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of any applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933.

Important Additional Information and Where to Find It

In connection with the Agreement and Plan of Merger by and between Great Western Bancorp, Inc. (“Great Western”) and HF Financial Corp., Great Western will file with the Securities and Exchange Commission (“SEC”) a Registration Statement on Form S-4 that will contain a proxy statement of HF Financial Corp. and a prospectus of Great Western, as well as other relevant documents concerning the proposed transaction. STOCKHOLDERS OF HF FINANCIAL CORP. ARE URGED TO READ THE REGISTRATION STATEMENT AND THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION WHEN IT BECOMES AVAILABLE AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREAT WESTERN, HF FINANCIALCORP. AND THE PROPOSED TRANSACTION. The Registration Statement, including the proxy statement/prospectus, and other relevant materials (when they become available), and any other documents filed by Great Western and HF Financial Corp. with the SEC, may be obtained free of charge at the SEC’s website at www.sec.gov. Documents filed by Great Western with the SEC, including the Registration Statement, may also be obtained free of charge from Great Western’s website (www.greatwesternbank.com) under the “Investor Relations” heading and the “SEC Filings” sub-heading, or by directing a request to Great Western’s Investor Relations contact, David Hinderaker at David.Hinderaker@greatwesternbank.com. Documents filed by HF Financial Corp. with the SEC may also be obtained free of charge from HF Financial Corp. website (www.homefederal.com) under the “Investor Relations” heading and the “SEC Filings” sub-heading, or by directing a request to HF Financial Corp. Investor Relations contact, Pamela F. Russo at prusso@homeferal.com.

Participants in the Solicitation

Great Western, HF Financial Corp., and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of HF Financial Corp., in connection with the proposed merger transaction. Information about the directors and executive officers of Great Western is available in Great Western’s definitive proxy statement for its 2016 annual meeting of stockholders as previously filed with the SEC on January 4, 2016, and other documents subsequently filed by Great Western with the SEC. Information about the directors and executive officers of HF Financial Corp., is available in HF Financial Corp.’s, definitive proxy statement, for its 2015 annual meeting of stockholders as previously filed with the SEC on October 16, 2015. Other information regarding the participants and a description of their direct and indirect interests, by security holdings or otherwise, will be contained in the Registration Statement and including the proxy statement/prospectus, and other relevant documents regarding the transaction filed with the SEC when they become available.

Forward-Looking Statements

This document contains forward-looking statements. You can generally identify forward-looking statements by the use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “explore,” “evaluate,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond GWB’s and HF Financial Corp’s control.

Statements in this document regarding Great Western, HF Financial Corp., and the proposed merger that are forward-looking, including projections as to the anticipated benefits of the proposed transaction, the impact of the proposed transaction on anticipated financial results, the synergies from the proposed transaction, and the closing date for the proposed transaction, are based on management’s estimates, assumptions and projections, and are subject to significant uncertainties and other factors, many of which are beyond the control of Great Western and HF Financial Corp. In particular, projected financial information for the combined company is based on management’s estimates, assumptions and projections and has not been prepared in conformance with the applicable accounting requirements of Regulation S-X relating to pro forma financial information, and the required pro forma adjustments have not been applied and are not reflected therein. None of this information should be considered in isolation from, or as a substitute for, the historical financial statements of Great Western or HF Financial Corp. Important risk factors could cause actual future results and other future events to differ materially from those currently estimated by management, including, but not limited to: the timing to consummate the proposed transaction; the risk that a condition to closing of the proposed transaction may not be satisfied and the transaction may not close; the risk that a regulatory approval that may be required for the proposed transaction is delayed, is not obtained or is obtained subject to conditions that are not anticipated; the combined company’s ability to achieve the synergies and value creation contemplated by the proposed transaction; management’s ability to promptly and effectively integrate the businesses of the two companies; the diversion of management time on transaction-related issues; change in national and regional economic conditions; the effects of governmental regulation of the financial services industry; industry consolidation; technological developments and major world news events.

For more discussion of important risk factors that may materially affect Great Western and HF Financial Corp., please see the risk factors contained in Great Western’s Annual Report on Form 10-K for its fiscal year ended September 30, 2015 and HF Financial Corp. Annual Report on Form 10-K for its fiscal year ended June 30, 2015, both of which are on file with the SEC and available through the SEC’s website at www.sec.gov.

No assurances can be given that any of the events anticipated by the forward-looking statements will transpire or occur, or if any of them do occur, what impact they will have on the results of operations, financial condition or cash flows of Great Western, HF Financial Corp. or the combined company. None of Great Western nor HF Financial Corp. assumes any duty to update or revise forward-looking statements, whether as a result of new information, future events or otherwise, as of any future date.

HF FINANCIAL CORP.

Media Contact:
Stephen Bianchi, 605-333-7556
sbianchi@homefederal.com

Investor Relations Contact:
Pamela F Russo, 605-333-7558
prusso@homefederal.com

HF Financial Corp.
Selected Consolidated Operating Highlights
(Dollars in Thousands, except share data)
(Unaudited)

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Interest, dividend and loan fee income:
Loans and leases receivable	$9,978	$10,085	$10,192	$20,063	$19,352
Investment securities and interest-earning deposits	807	746	1,059	1,553	2,265
	10,785	10,831	11,251	21,616	21,617
Interest expense:
Deposits	928	845	899	1,773	1,815
Advances from Federal Home Loan Bank and other borrowings	371	379	988	750	2,152
	1,299	1,224	1,887	2,523	3,967
Net interest income	9,486	9,607	9,364	19,093	17,650
Provision for losses on loans and leases	192	178	941	370	919
Net interest income after provision for losses on loans and leases	9,294	9,429	8,423	18,723	16,731
Noninterest income:
Fees on deposits	1,366	1,461	1,550	2,827	3,149
Loan servicing income, net	329	335	345	664	715
Gain on sale of loans	670	773	472	1,443	1,019
Earnings on cash value of life insurance	212	210	208	422	415
Trust income	235	214	225	449	448
Commission and insurance income	432	491	367	923	786
Gain (loss) on sale of securities, net	15	5	(75)	20	(41)
Gain on sale of bank branch	—	2,847	—	2,847	—
Loss on disposal of closed-branch fixed assets	—	—	—	—	(163)
Other	93	109	33	202	138
	3,352	6,445	3,125	9,797	6,466
Noninterest expense:
Compensation and employee benefits	6,119	6,059	5,508	12,178	10,759
Occupancy and equipment	1,083	1,046	1,008	2,129	2,051
FDIC insurance	148	190	191	338	406
Check and data processing expense	865	865	815	1,730	1,648
Professional fees	909	675	425	1,584	1,065
Marketing and community investment	345	274	376	619	748
Loss on early extinguishment of debt	—	—	4,065	—	4,065
Other	1,006	823	761	1,829	1,428
	10,475	9,932	13,149	20,407	22,170
Income (loss) before income taxes	2,171	5,942	(1,601)	8,113	1,027
Income tax expense (benefit)	693	2,090	(733)	2,783	83
Net income (loss)	$1,478	$3,852	$(868)	$5,330	$944

Basic earnings (loss) per common share:	$0.21	$0.55	$(0.12)	$0.76	$0.13
Diluted earnings (loss) per common share:	$0.21	$0.55	$(0.12)	$0.75	$0.13
Basic weighted average shares:	7,055,058	7,054,451	7,054,340	7,054,755	7,054,890
Diluted weighted average shares:	7,069,954	7,064,924	7,059,032	7,067,303	7,059,538
Outstanding shares (end of period):	7,056,492	7,054,451	7,054,352	7,056,492	7,054,352
Number of full-service offices	23	23	26

HF Financial Corp.
Consolidated Statements of Financial Condition
(Dollars in Thousands, except share data)

	December 31, 2015	June 30, 2015
	(Unaudited)	(Audited)
ASSETS
Cash and cash equivalents	$22,613	$21,476
Investment securities available for sale	153,075	158,806
Investment securities held to maturity	20,022	20,156
Correspondent bank stock	4,491	4,177
Loans held for sale	7,970	9,038

Loans and leases receivable	905,570	914,419
Allowance for loan and lease losses	(11,459)	(11,230)
Loans and leases receivable, net	894,111	903,189

Accrued interest receivable	6,258	5,414
Office properties and equipment, net of accumulated depreciation	16,511	15,493
Foreclosed real estate and other properties	229	157
Cash value of life insurance	21,661	21,320
Servicing rights, net	10,321	10,584
Goodwill and intangible assets, net	4,938	4,737
Other assets	9,685	10,648
Total assets	$1,171,885	$1,185,195
LIABILITIES AND STOCKHOLDERS' EQUITY
Liabilities
Deposits	$941,682	$963,229
Advances from Federal Home Loan Bank and other borrowings	73,378	65,558
Subordinated debentures payable to trusts, net of unamortized debt issuance costs	24,660	24,655
Advances by borrowers for taxes and insurance	11,663	14,197
Accrued expenses and other liabilities	12,901	13,579
Total liabilities	1,064,284	1,081,218
Stockholders' equity
Preferred stock, $.01 par value, 500,000 shares authorized, none outstanding	—	—
Series A Junior Participating Preferred Stock, $1.00 stated value, 50,000 shares authorized, none outstanding	—	—
Common stock, $.01 par value, 10,000,000 shares authorized, 9,139,947 and 9,137,906 shares issued at December 31, 2015 and June 30, 2015, respectively	91	91
Additional paid-in capital	46,413	46,320
Retained earnings, substantially restricted	93,888	90,145
Accumulated other comprehensive (loss), net of related deferred tax effect	(1,894)	(1,682)
Less cost of treasury stock, 2,083,455 shares at December 31, 2015 and June 30, 2015	(30,897)	(30,897)
Total stockholders' equity	107,601	103,977
Total liabilities and stockholders' equity	$1,171,885	$1,185,195

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Allowance for Loan and Lease Loss Activity	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Balance, beginning	$11,256	$11,230	$10,379	$11,230	$10,502
Provision charged to income	192	178	941	370	919
Charge-offs	(187)	(193)	(433)	(380)	(574)
Recoveries	198	41	46	239	86
Balance, ending	$11,459	$11,256	$10,933	$11,459	$10,933

Asset Quality	December 31, 2015	September 30, 2015	December 31, 2014
Nonaccruing loans and leases	$10,888	$11,854	$12,811
Accruing loans and leases delinquent more than 90 days	—	—	—
Foreclosed assets	229	272	2
Total nonperforming assets (1)	$11,117	$12,126	$12,813

General allowance for loan and lease losses	$11,215	$11,007	$10,473
Specific impaired loan valuation allowance	244	249	460
Total allowance for loans and lease losses	$11,459	$11,256	$10,933

Ratio of nonperforming assets to total assets at end of period (1)	0.95%	1.04%	1.01%
Ratio of nonperforming loans and leases to total loans and leases at end of period (2)	1.20%	1.31%	1.50%
Ratio of net charge-offs to average loans and leases for the year-to-date period (3)	0.03%	0.07%	0.12%
Ratio of allowance for loan and lease losses to total loans and leases at end of period	1.27%	1.24%	1.28%
Ratio of allowance for loan and lease losses to nonperforming loans and leases at end of period (2)	105.2%	95.0%	85.3%
_____________________________________________
(1) Nonperforming assets include nonaccruing loans and leases, accruing loans and leases delinquent more than 90 days and foreclosed assets. Includes nonaccruing troubled debt restructured loans compliant with their restructured terms of $9.6 million, $9.9 million, and $9.3 million, for the respective quarters.
(2) Nonperforming loans and leases include both nonaccruing and accruing loans and leases delinquent more than 90 days.
(3) Percentages for the three months ended September 30, 2015 and the six months ended December 31, 2015 and December 31, 2014 have been annualized.

Troubled Debt Restructuring Summary	December 31, 2015	September 30, 2015	December 31, 2014
Nonaccruing troubled debt restructurings-non-compliant (1)(2)	$108	$113	$182
Nonaccruing troubled debt restructurings-compliant (1)(2)(3)	9,560	9,905	9,339
Accruing troubled debt restructurings (4)	2,035	2,545	1,633
Total troubled debt restructurings	$11,703	$12,563	$11,154
______________________________________________
(1) Non-compliant and compliant refer to the terms of the restructuring agreement.
(2) Balances are included in nonaccruing loans as part of nonperforming loans.
(3) Interest received but applied to the principal balance was $166, $136, and $196, for the respective quarters.
(4) None of the loans included are 90 days past due and are not included in the nonperforming loans.

HF Financial Corp.
Selected Capital Composition Highlights
(Unaudited)

	December 31, 2015	September 30, 2015	June 30, 2015
Common stockholder's equity before OCI (1) to consolidated assets	9.38%	9.31%	8.95%
OCI components to consolidated assets:
Net changes in unrealized gains and losses:
Investment securities available for sale	(0.05)	0.04	(0.02)
Defined benefit plan	(0.09)	(0.09)	(0.09)
Derivatives and hedging activities	(0.02)	(0.03)	(0.03)
Goodwill and intangible assets, net to consolidated assets	(0.42)	(0.40)	(0.40)
Tangible common equity to tangible assets	8.80%	8.83%	8.41%

Tangible book value per common share (2)	$14.55	$14.61	$14.07
______________________________________________
(1) Accumulated other comprehensive income (loss).
(2) Common equity reduced by goodwill and intangible assets, net and divided by number of shares of outstanding common stock.

Home Federal Bank Capital Ratios:	December 31, 2015	September 30, 2015	June 30, 2015
Tier I capital (to adjusted total assets)	10.69%	10.62%	10.39%
Tier I capital (to risk-weighted assets)	12.52	12.50	12.16
Common equity tier I capital (to risk-weighted assets)	12.52	12.50	12.16
Total risk-based capital (to risk-weighted assets)	13.68	13.64	13.29

HF Financial Corp. Capital Ratios:
Tier I capital (to adjusted total assets)	11.05%	11.02%	10.73%
Tier I capital (to risk-weighted assets)	12.95	12.98	12.58
Common equity tier I capital (to risk-weighted assets)	10.54	10.55	10.17
Total risk-based capital (to risk-weighted assets)	14.10	14.11	13.70

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Loan and Lease Portfolio Composition
	December 31, 2015		June 30, 2015
	Amount	Percent	Amount	Percent
Residential:
One-to four-family	$59,911	6.6%	$55,572	6.1%
Construction	7,336	0.8	6,308	0.7
Commercial:
Commercial business (1)	69,547	7.7	78,493	8.6
Equipment finance leases	101	—	158	—
Commercial real estate:
Commercial real estate	334,600	37.0	325,453	35.6
Multi-family real estate	108,816	12.0	111,354	12.2
Construction	71,629	7.9	48,224	5.3
Agricultural:
Agricultural real estate	85,451	9.4	96,952	10.6
Agricultural business	100,434	11.1	123,988	13.5
Consumer:
Consumer direct	14,477	1.6	14,837	1.6
Consumer home equity	50,734	5.6	50,377	5.5
Consumer overdraft & reserve	2,534	0.3	2,703	0.3
Total (2)	$905,570	100.0%	$914,419	100.0%
_________________________________________________
(1) Includes $1,238 and $1,377 tax exempt leases at December 31, 2015 and June 30, 2015, respectively.
(2) Exclusive of undisbursed portion of loans in process and net of deferred loan fees and discounts.

Deposit Composition
	December 31, 2015		June 30, 2015
	Amount	Percent	Amount	Percent
Noninterest-bearing checking accounts	$140,853	15.0%	$171,064	17.8%
Interest-bearing checking accounts	225,328	23.9	185,075	19.2
Money market accounts	195,341	20.7	198,000	20.5
Savings accounts	119,635	12.7	93,053	9.7
In-market certificates of deposit	203,193	21.6	242,036	25.1
Out-of-market certificates of deposit	57,332	6.1	74,001	7.7
Total deposits	$941,682	100.0%	$963,229	100.0%

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Average Balance, Interest Yields and Rates	Three Months Ended
	December 31, 2015		September 30, 2015
	Average Outstanding Balance	Yield/ Rate	Average Outstanding Balance	Yield/ Rate
Interest-earning assets:
Loans and leases receivable(1)(3)	$916,495	4.33%	$913,277	4.39%
Investment securities(2)(3)	178,635	1.80	183,346	1.62
Total interest-earning assets	1,095,130	3.92%	1,096,623	3.93%
Noninterest-earning assets	77,470		74,957
Total assets	$1,172,600		$1,171,580
Interest-bearing liabilities:
Deposits:
Checking and money market	$395,012	0.26%	$374,980	0.24%
Savings	109,930	0.16	95,996	0.25
Certificates of deposit	281,826	0.88	299,554	0.75
Total interest-bearing deposits	786,768	0.47	770,530	0.44
FHLB advances and other borrowings	74,214	0.53	81,852	0.41
Subordinated debentures payable to trusts	24,658	4.39	24,656	4.74
Total interest-bearing liabilities	885,640	0.58%	877,038	0.56%
Noninterest-bearing deposits	150,422		155,703
Other liabilities	28,921		32,699
Total liabilities	1,064,983		1,065,440
Equity	107,617		106,140
Total liabilities and equity	$1,172,600		$1,171,580
Net interest spread(4)		3.34%		3.37%
Net interest margin(4)(5)		3.45%		3.49%
Net interest margin, TE(6)		3.51%		3.55%
Return on average assets(7)		0.50%		1.31%
Return on average equity(8)		5.46%		14.44%
_____________________________________

(1)	Includes loan fees and interest on accruing loans and leases past due 90 days or more.

(2)	Includes federal funds sold and interest earning reserve balances at the Federal Reserve Bank.

(3)	Yields do not reflect the tax-exempt nature of loans, equipment leases and municipal securities.

(4)	Percentages for the three months ended December 31, 2015 and September 30, 2015 have been annualized.

(5)	Net interest income divided by average interest-earning assets.

(6)
Net interest margin expressed on a fully taxable equivalent basis ("Net Interest Margin, TE") is a non-GAAP financial measure. See the following Non-GAAP Disclosure Reconciliation of Net Interest Income (GAAP) to Net Interest Margin, TE (Non-GAAP). The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income and certain other permanent income tax differences. We believe that it is a standard practice in the banking industry to present net interest margin expressed on a fully taxable equivalent basis, and accordingly believe the presentation of this non-GAAP financial measure may be useful for peer comparison purposes. As a non-GAAP financial measure, Net Interest Margin, TE should be considered supplemental to and not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for Net Interest Margin, TE, this presentation may not be comparable to similarly titled measures reported by other companies.

(7)	Ratio of net income to average total assets.

(8)	Ratio of net income to average equity.

HF Financial Corp.
Selected Consolidated Financial Condition Data
(Dollars in Thousands)
(Unaudited)

Average Balance, Interest Yields and Rates	Six Months Ended
	December 31, 2015		December 31, 2014
	Average Outstanding Balance	Yield/ Rate	Average Outstanding Balance	Yield/ Rate
Interest-earning assets:
Loans and leases receivable(1)(3)	$914,886	4.36%	$832,438	4.61%
Investment securities(2)(3)	180,991	1.71	354,066	1.27
Total interest-earning assets	1,095,877	3.92%	1,186,504	3.61%
Noninterest-earning assets	76,210		75,495
Total assets	$1,172,087		$1,261,999
Interest-bearing liabilities:
Deposits:
Checking and money market	$384,963	0.25%	$397,257	0.24%
Savings	102,963	0.20	128,115	0.20
Certificates of deposit	290,695	0.81	273,574	0.88
Total interest-bearing deposits	778,621	0.45	798,946	0.45
FHLB advances and other borrowings	78,089	0.47	150,968	2.04
Subordinated debentures payable to trusts	24,657	4.57	24,837	4.78
Total interest-bearing liabilities	881,367	0.57%	974,751	0.81%
Noninterest-bearing deposits	153,053		153,725
Other liabilities	30,921		30,939
Total liabilities	1,065,341		1,159,415
Equity	106,746		102,584
Total liabilities and equity	$1,172,087		$1,261,999
Net interest spread(4)		3.35%		2.80%
Net interest margin(4)(5)		3.47%		2.95%
Net interest margin, TE(6)		3.53%		3.01%
Return on average assets(7)		0.90%		0.15%
Return on average equity(8)		9.93%		1.83%
_____________________________________

(1)	Includes loan fees and interest on accruing loans and leases past due 90 days or more.

(2)	Includes federal funds sold and interest earning reserve balances at the Federal Reserve Bank.

(3)	Yields do not reflect the tax-exempt nature of loans, equipment leases and municipal securities.

(4)	Percentages for the six months ended December 31, 2015 and December 31, 2014 have been annualized.

(5)	Net interest income divided by average interest-earning assets.

(6)
Net interest margin expressed on a fully taxable equivalent basis ("Net Interest Margin, TE") is a non-GAAP financial measure. See the following Non-GAAP Disclosure Reconciliation of Net Interest Income (GAAP) to Net Interest Margin, TE (Non-GAAP). The tax-equivalent adjustment to net interest income recognizes the income tax savings when comparing taxable and tax-exempt assets and adjusting for federal and state exemption of interest income and certain other permanent income tax differences. We believe that it is a standard practice in the banking industry to present net interest margin expressed on a fully taxable equivalent basis, and accordingly believe the presentation of this non-GAAP financial measure may be useful for peer comparison purposes. As a non-GAAP financial measure, Net Interest Margin, TE should be considered supplemental to and not a substitute for or superior to, financial measures calculated in accordance with GAAP. As other companies may use different calculations for Net Interest Margin, TE, this presentation may not be comparable to similarly titled measures reported by other companies.

(7)	Ratio of net income to average total assets.

(8)	Ratio of net income to average equity.

HF Financial Corp.
Age Analysis of Past Due Loans and Leases Receivables
(Dollars in Thousands)
(Unaudited)

December 31, 2015	Accruing and Nonaccruing Loans					Nonperforming Loans
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days	Total Past Due	Current	Recorded Investment > 90 Days and Accruing (1)	Nonaccrual Balance	Total
Residential:
One-to four-family	$—	$—	$—	$—	$59,911	$—	$108	$108
Construction	—	—	—	—	7,336	—	—	—
Commercial:
Commercial business	—	476	3	479	69,068	—	1,495	1,495
Equipment finance leases	—	—	—	—	101	—	—	—
Commercial real estate:
Commercial real estate	—	—	247	247	334,353	—	522	522
Multi-family real estate	—	—	—	—	108,816	—	—	—
Construction	—	—	—	—	71,629	—	—	—
Agricultural:
Agricultural real estate	—	—	767	767	84,684	—	3,900	3,900
Agricultural business	—	—	772	772	99,662	—	4,626	4,626
Consumer:
Consumer direct	37	40	156	233	14,244	—	30	30
Consumer home equity	—	—	—	—	50,734	—	207	207
Consumer OD & reserve	4	—	—	4	2,530	—	—	—
Total	$41	$516	$1,945	$2,502	$903,068	$—	$10,888	$10,888

September 30, 2015	Accruing and Nonaccruing Loans					Nonperforming Loans
	30 - 59 Days Past Due	60 - 89 Days Past Due	Greater Than 89 Days	Total Past Due	Current	Recorded Investment > 90 Days and Accruing (1)	Nonaccrual Balance	Total
Residential:
One-to four-family	$—	$144	$113	$257	$54,868	$—	$113	$113
Construction	—	—	—	—	9,194	—	—	—
Commercial:
Commercial business	—	—	123	123	71,343	—	1,590	1,590
Equipment finance leases	—	—	—	—	130	—	—	—
Commercial real estate:
Commercial real estate	—	159	—	159	335,526	—	476	476
Multi-family real estate	—	—	—	—	115,268	—	—	—
Construction	—	—	—	—	56,527	—	—	—
Agricultural:
Agricultural real estate	—	—	1,342	1,342	86,682	—	4,396	4,396
Agricultural business	—	27	1,959	1,986	104,564	—	5,036	5,036
Consumer:
Consumer direct	—	—	2	2	14,981	—	33	33
Consumer home equity	145	8	166	319	50,467	—	210	210
Consumer OD & reserve	—	—	—	—	2,542	—	—	—
Total	$145	$338	$3,705	$4,188	$902,092	$—	$11,854	$11,854
____________________________________

(1)	Loans accruing and delinquent greater than 90 days have government guarantees or acceptable loan-to-value ratios.

HF Financial Corp.
Non-GAAP Disclosure Reconciliations
(Dollars in Thousands, except share data)
(Unaudited)

Reconciliation of Net Interest Margin to Net Interest Margin-Tax Equivalent Yield

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
Net interest income	$9,486	$9,607	$9,364	$19,093	$17,650
Taxable equivalent adjustment	172	170	191	342	378
Adjusted net interest income	9,658	9,777	9,555	19,435	18,028
Average interest-earning assets	1,095,130	1,096,623	1,189,023	1,095,877	1,186,504
Net interest margin, TE	3.51%	3.55%	3.19%	3.53%	3.01%

Reconciliation of GAAP Earnings and Core Earnings
Although core earnings are not a measure of performance calculated in accordance with GAAP, the Company believes that its core earnings are an important indication of performance through ongoing operations. The Company believes that core earnings are useful to management and investors in evaluating its ongoing operating performance, and in comparing its performance with other companies in the banking industry. Core earnings should not be considered in isolation or as a substitute for GAAP earnings. During the periods presented, the Company calculated core earnings by adding back or subtracting, net of tax, net gain or loss on the sale of securities, charges incurred from prepayment of borrowings, gain on sale of bank branch, merger related costs, and costs incurred for branch closures.

	Three Months Ended			Six Months Ended
	December 31,	September 30,	December 31,	December 31,
	2015	2015	2014	2015	2014
GAAP earnings before income taxes	$2,171	$5,942	$(1,601)	$8,113	$1,027
Net (gain) loss on sale of securities	(15)	(5)	75	(20)	41
Charges incurred from prepayment of borrowings (1)	—	—	4,065	—	4,065
Gain on sale of bank branch	—	(2,847)	—	(2,847)	—
Merger related costs (2)	712	—	—	712	—
Costs incurred for branch closures (3)	—	—	2	—	201
Core earnings before income taxes	2,868	3,090	2,541	5,958	5,334
Provision for income tax on core earnings	958	1,006	841	1,964	1,720
Core earnings	$1,910	$2,084	$1,700	$3,994	$3,614

GAAP diluted earnings per share	$0.21	$0.55	$(0.12)	$0.75	$0.13
Charges incurred from prepayment of borrowings, net of tax	—	—	0.36	—	0.36
Gain on sale of bank branch, net of tax	—	(0.25)	—	(0.25)	—
Merger related costs, net of tax	0.06	—	—	0.06	—
Costs incurred for branch closures, net of tax	—	—	—	—	0.02
Core diluted earnings per share	$0.27	$0.30	$0.24	$0.56	$0.51
(1) Charges incurred from prepayment of borrowings is included as Other noninterest expense on the income statement.
(2) Costs incurred are included as professional fees, compensation and employee benefits and other noninterest expense on the income statement.
(3) Branch closure costs include loss on disposal of closed branch fixed assets in noninterest income and other costs associated with the closure and are included in the respective categories within noninterest expenses.